EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of Viskase Companies, Inc., is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: 3/16/00

                          PERITUS CAPITAL PARTNERS, LLC

                       By: Peritus Asset Management, Inc.,
                                     Manager

                         By: /s/ Timothy J. Gramatovich
                     --------------------------------------
                             Timothy J. Gramatovich
                            Chief Investment Officer

                         PERITUS ASSET MANAGEMENT, INC.

                         By: /s/ Timothy J. Gramatovich
                     --------------------------------------
                             Timothy J. Gramatovich
                            Chief Investment Officer